Exhibit 99.1

General Steel Completes Acquisition of Controlling Interest in Catalon Chemical Corp

BEIJING – October 26, 2015 – General Steel Holdings, Inc. (“General Steel” or the “Company”) (NYSE: GSI), a leading non-state-owned steel producer in China, today announced that it has completed the previously-announced acquisition of an 84.5% equity interest in Catalon Chemical Corp. (“Catalon”), a Delaware corporation headquartered in Virginia, that develops and manufactures De-NOx honeycomb catalysts and industrial ceramics.

Catalon’s honeycomb technology is an integral part of the selective catalytic reduction (“SCR”) process widely used in steel mills, thermal power stations, waste incinerators, stationary diesel motors, industrial plants, and heavy-duty trucks. Catalon, along with its honeycomb technology, was valued at approximately $20 million by an independent third party. The acquisition is expected to enable General Steel to pursue the large and rapidly growing cleantech business in China to facilitate its business transformation.

Pursuant to the terms of the acquisition, General Steel issued 13 million shares (“Payment Shares”) of General Steel Common Stock in exchange for a portion of their equity interests in Catalon, equating to 84.5% of all outstanding ownership interests in Catalon. The Payment Shares are being held in escrow, subject to minimum performance targets of Catalon. If those performance targets are not met in their entirety, the Payment Shares will be reduced proportionately to the percentage of the performance targets actually achieved. The Payment Shares are also subject to a lock-up period placing restrictions on the Selling Shareholders’ ability to directly or indirectly transfer or otherwise dispose of the Payment Shares for a defined period. As a result of the issuance of 13 million shares, the Company now has 82,984,282 Common Stock issued and outstanding as of October 23, 2015.

Ms. Yunshan Li, Chief Executive Officer of General Steel commented, “We believe that acquiring Catalon is a strategic keystone for General Steel’s business transformation. We are excited to welcome aboard Catalon’s talented senior management team to General Steel and expect a seamless integration. As we merge Catalon’s proven technology, comprehensive suite of products and services, and talented team with General Steel’s vast resources, strong market presence and broad distribution platform, we are even more excited about the myriad of new business opportunities and synergies brought forth through this acquisition.

With the air pollution getting worse throughout China, the market sorely needs to effectively reduce industrial NOx emissions. We believe that the annual honeycomb catalyst consumption in China is approximately 350,000 cubic meters, and we anticipate capturing a meaningful share of this large and rapidly-growing business, as Catalon has previously won binding sales agreements with two distributors with each purchasing a monthly minimum of 600 cubic meters for three years.”

General Steel Holdings, Inc.

About General Steel

General Steel Holdings, Inc. is a leading non-state-owned steel maker headquartered in Beijing, China. With seven million metric tons of crude steel production capacity under management, the Company produces a variety of steel products including rebar and high-speed wire. In addition to its steel business, the Company also designs, manufactures, and integrates radio frequency identification (“RFID”) systems. Through its majority equity interest in Catalon, the Company also develops and manufactures De-NOx honeycomb catalysts and industrial ceramics.

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Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs about future events and financial, political and social trends and assumptions it has made based on information currently available to it. The Company cannot assure that any expectations, forecasts or assumptions made by management in preparing these forward-looking statements will prove accurate, or that any projections will be realized. Actual results could differ materially from those projected in the forward-looking statements as a result of inaccurate assumptions or a number of risks and uncertainties. These risks and uncertainties are set forth in the Company's filings under the Securities Act of 1933 and the Securities Exchange Act of 1934 under "Risk Factors" and elsewhere, including those disclosed in the Company's most recent Annual Report on Form 10-K, filed with the United States Securities and Exchange Commission. Forward-looking statements contained herein speak only as of the date of this release. The Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether to reflect new information, future events or otherwise.

Contact Us

General Steel Holdings, Inc.

Joyce Sung

Tel: +1-347-534-1435

Email: joyce.sung@gshi-steel.com

Asia Bridge Capital Limited

Carene Toh

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Email: generalsteel@asiabridgegroup.com